Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2025,with respect to the consolidated financial statements of STARRY SEA ACQUISITION CORP, as of and for the period from December 5, 2024 (Inception) through December 31, 2024 in this Amendment No.1 to the Registration Statement on Form S-1 and the related Prospectus of STARRY SEA ACQUISITION CORP filed with the Securities and Exchange Commission.

Singapore

July 7, 2025